Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Connie Wang, InvestorRelations@vailresorts.com
Media: Sara Olson, News@vailresorts.com
Vail Resorts Reports Certain Ski Season Metrics for the Season-to-Date Period Ended January 4, 2026
BROOMFIELD, Colo. - January 15, 2026 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics from the beginning of the ski season through January 4, 2026 compared to the same prior year period through January 5, 2025. The reported ski season metrics are for the Company’s North American destination mountain resorts and regional ski areas, excluding the results of the Australian and European resorts and ski areas. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments.
•Season-to-date total skier visits were down 20.0% compared to the prior year period.
•Season-to-date total lift revenue, including an allocated portion of season pass revenue for each applicable period, was down 1.8% compared to the prior year period.
•Season-to-date ski school revenue was down 14.9% and dining revenue was down 15.9% compared to the prior year period. Retail/rental revenue for North American resort and ski area store locations was down 6.0% compared to the prior year period.
Commenting on the ski season-to-date, Rob Katz, Chief Executive Officer said, “We experienced one of the worst early season snowfalls in the western U.S. in over 30 years, which limited our ability to open terrain and negatively impacted visitation and ancillary spending for both local and destination guests during the period. Snowfall at our western U.S. resorts for November and December was approximately 50% below the historical 30-year average. In the Rockies, snowfall was down nearly 60% versus the historical 30-year average, resulting in approximately 11% of terrain being opened in December. Conditions in Tahoe were near historic lows through mid-December while Whistler also had a slower start to the season, though both improved with significant snowstorms over the holiday period, which enabled us to greatly expand terrain. Early season conditions at our eastern U.S. ski areas were strong, which provided a partial offset to the broader weather headwinds and highlights the benefit of our geographically diverse network of resorts. Following the holiday period, conditions across our resorts in the Rockies have improved, although conditions remain near historic lows for this time of the season."
Katz continued, “Given the impact from conditions, we now expect our full year Resort Reported EBITDA to be just below the low end of the guidance range issued on September 29, 2025, assuming that performance in the Rockies returns to normal by President's weekend. To the extent that performance improvements in the Rockies lag, due to weaker than expected conditions, there could be further downside to our guidance. Our guidance also assumes (1) normal weather conditions, outside of the Rockies, for the remainder of the 2025/2026 ski season and the 2026 Australian ski season, (2) typical passholder usage for the remainder of the season, (3) continuation of the current economic environment, and (4) the foreign currency exchange rates as of our original fiscal 2026 guidance issued September 29, 2025."

"The recent weather variability has reinforced our commitment to our advance commitment strategy and the investments we have made in our resorts and our employees to deliver on the guest experience. I'm proud of the team's resilience, and exceptional execution that delivered strong guest satisfaction scores season to date, despite the significant weather challenges."
Basis of Presentation
The reported ski season metrics include growth for season pass revenue based on estimated fiscal 2026 North American season pass revenue compared to fiscal 2025 North American season pass revenue. The metrics include all North American destination mountain resorts and regional ski areas and are adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior period for Whistler Blackcomb’s results.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts is a network of the best destination and close-to-home ski resorts in the world including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Andermatt-Sedrun and Crans-Montana Mountain Resort in Switzerland; and Perisher, Hotham, and Falls Creek in Australia. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Retail operates more than 240 retail and rental locations across North America. Learn more about our company at www.VailResorts.com, or discover our resorts and pass options at www.EpicPass.com.
Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws, including the statements regarding expected fiscal 2026 performance and the assumptions related thereto, including, but not limited to, our expected Resort Reported EBITDA; expectations regarding weather and economic conditions, and their potential impact on our business; expectations related to our season pass products; execution of our priorities and strategies; and our expectations related to guest behavior, patterns, mix, and visitation, and their anticipated impacts on our business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to risks related to a prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries and our business and results of operations; risks associated with the effects of high or prolonged inflation, elevated interest rates and financial institution disruptions; unfavorable weather conditions or the impact of climate change, natural disasters or other events; the ultimate amount of refunds that we could be required to refund to our pass product holders for qualifying circumstances under our Epic Coverage program; the willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or public health emergencies, and the cost and availability of travel options and changing consumer preferences, discretionary spending habits; risks related to travel and airline disruptions, and other adverse impacts on the ability of our guests to travel; risks related to interruptions or disruptions of our information technology systems, data security or cyberattacks; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; our ability to acquire, develop and implement relevant technology offerings for customers and partners; the seasonality of our business combined with adverse events that may occur during our peak operating periods; competition in our mountain and lodging businesses or with other recreational and leisure activities; risks related to the high fixed cost structure of our business; our ability to fund resort capital expenditures, or accurately identify the need for, or anticipate the timing of certain capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks related to resource efficiency transformation initiatives; risks related to federal, state, local and foreign government laws, rules and regulations, including environmental and health and safety laws and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products, properties and services effectively; potential failure to adapt to technological developments or industry trends regarding information technology; our ability to successfully launch and promote adoption of new products, technology, services and programs; risks related to our workforce, including increased labor costs, loss of key personnel and our ability to maintain adequate staffing, including hiring and retaining a sufficient seasonal workforce; our ability to successfully integrate acquired businesses, including their integration into our internal controls and infrastructure; our ability to successfully navigate new markets, including Europe, or that acquired businesses may fail to perform in accordance with expectations; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; risks related to scrutiny and changing expectations regarding our sustainability practices and reporting; risks associated with international operations, including fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars and the Swiss franc, as compared to the U.S. dollar; changes in tax laws, regulations or interpretations, or adverse determinations by taxing authorities; risks related to our indebtedness and our ability to satisfy our debt service requirements under our outstanding debt including our unsecured senior notes, which could reduce our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes; a materially adverse change in our financial condition; adverse consequences of current or future litigation and legal claims; changes in accounting judgments and estimates, accounting principles, policies or guidelines; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, which was filed on December 10, 2025, and Annual Report on Form 10-K for the fiscal year ended July 31, 2025, which was filed on September 29, 2025.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.